Lithia & Driveway (LAD) Reports Record First Quarter Revenue of $9.2 billion, Achieves 35% Increase in Diluted Earnings Per Share, 25% Increase in Adjusted Diluted Earnings Per Share
________________________________________________

Announces Increased Dividend of $0.55 per Share for First Quarter

Medford, Oregon, April 23, 2025 - Lithia & Driveway (NYSE: LAD) today reported the highest first quarter revenue in company history, and a 35% increase in diluted earnings per share compared to the same period in 2024.

First quarter 2025 revenue increased 7% to $9.2 billion from $8.6 billion in the first quarter of 2024.

First quarter 2025 diluted earnings per share attributable to LAD was $7.94, a 35% increase from $5.89 per share reported in the first quarter of 2024. First quarter 2025 adjusted diluted earnings per share attributable to LAD was $7.66, a 25% increase compared to $6.11 per share in the same period of 2024. Unrealized losses on our investment in Pinewood Technologies Group PLC decreased diluted earnings per share by $0.27.

First quarter 2025 net income was $211 million, a 28.0% increase compared to net income of $165 million in the same period of 2024. Adjusted first quarter 2025 net income was $204 million, a 20% increase compared to adjusted net income of $171 million for the same period of 2024.

As shown in the attached non-GAAP reconciliation tables, the 2025 first quarter adjusted results exclude a $0.28 per diluted share impact resulting from non-core items, including a net gain on the disposal of stores and tax attributes, partially offset by insurance reserves and acquisition expenses. The 2024 first quarter adjusted results exclude a $0.22 per diluted share impact resulting from non-core items, specifically acquisition expenses.

Key First Quarter 2025 Highlights:

•Total revenues increased 7% compared to first quarter 2024
•New retail units increased 3.6% on a same-store basis compared to first quarter 2024
•Used retail unit growth improved from -4.3% to -0.4% on a sequential same-store basis
•Aftersales gross profit increased 7.5% on a same-store basis compared to first quarter 2024
•Driveway Finance Corporation (DFC) originated $623 million in loans, for a portfolio of $4.1 billion in average managed receivables, with net interest margin increasing to 4.6%
•Repurchased 1.7% of outstanding shares

"Our strong first quarter performance reflects the power of our integrated ecosystem and the disciplined execution of the Lithia & Driveway strategy by our teams,” said Bryan DeBoer, President and CEO. “We achieved profitable growth year over year in each month this quarter as we grew market share and drove operating efficiencies across our network and adjacencies. Our diverse business model allows us to be agile in a dynamic market, and we remain focused on delivering consistent, high-quality experiences across every channel throughout 2025 and beyond.”

Corporate Development
In January 2025, LAD continued to expand its network in the Mid-Atlantic region with the acquisition of the Stohlman Subaru store in Sterling, Virginia. This addition adds $80 million of expected annualized revenue.

In March 2025, LAD continued to strengthen its density in the Southwest region with the acquisition of the Elk Grove Subaru store in Elk Grove, California. This addition adds $100 million of expected annualized revenue.

Year-to-date, we have acquired $180 million of expected annualized revenues.

Balance Sheet Update
LAD ended the first quarter with approximately $1.4 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit. In addition, unfinanced real estate could provide additional liquidity of approximately $0.1 billion.

Dividend Payment and Share Repurchases
The Board of Directors approved an increased dividend of $0.55 per share related to first quarter 2025 financial results, a 4% increase. The dividend is expected to be paid on May 23, 2025 to shareholders of record on May 9, 2025.

During the first quarter 2025, we repurchased approximately 403,000 shares at a weighted average price of $326. To date in 2025, we have repurchased approximately 470,000 shares at a weighed average price of $319. Under the current share repurchase authorization approximately $669.2 million remains available.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2025 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2025 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Future market conditions, including anticipated car and other sales and gross profit levels and the supply of inventory
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, governmental programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures, which may include adjusted net income, adjusted net income attributable to LAD, adjusted net income attributable to non-controlling interests, adjusted net income attributable to redeemable non-controlling interest, adjusted diluted earnings per share attributable to LAD, adjusted SG&A, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating income, adjusted net cash provided by operating activities, adjusted income before income taxes, adjusted income tax (provision) benefit, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2025	2024	(Decrease)
Revenues:
New vehicle retail	$4,380.2	$4,014.1	9.1%
Used vehicle retail	2,919.1	2,800.8	4.2
Used vehicle wholesale	331.0	337.7	(2.0)
Finance and insurance	364.3	340.6	7.0
Aftersales	979.1	912.8	7.3
Fleet and other	204.6	155.8	31.3
Total revenues	9,178.3	8,561.8	7.2%
Cost of sales:
New vehicle retail	4,102.8	3,718.8	10.3
Used vehicle retail	2,729.2	2,618.1	4.2
Used vehicle wholesale	332.6	338.7	(1.8)
Aftersales	417.6	410.8	1.7
Fleet and other	185.7	140.2	32.5
Total cost of sales	7,767.9	7,226.6	7.5
Gross profit	1,410.4	1,335.2	5.6%

Finance operations income (loss)	12.5	(1.7)	NM

SG&A expense	952.7	934.3	2.0
Depreciation and amortization	63.9	57.8	10.6
Income from operations	406.3	341.4	19.0%
Floor plan interest expense	(57.1)	(60.7)	(5.9)
Other interest expense	(65.5)	(63.6)	3.0
Other income	0.8	3.5	(77.1)
Income before income taxes	284.5	220.6	29.0%
Income tax expense	(73.3)	(55.6)	31.8
Income tax rate	25.8%	25.2%
Net income	$211.2	$165.0	28.0%
Net income attributable to non-controlling interests	(1.7)	(1.5)	13.3%
Net income attributable to redeemable non-controlling interest	—	(0.9)	(100.0)%
Net income attributable to LAD	$209.5	$162.6	28.8%

Diluted earnings per share attributable to LAD:
Net income per share	$7.94	$5.89	34.8%

Diluted shares outstanding	26.4	27.6	(4.3)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2025	2024	(Decrease)
Gross margin
New vehicle retail	6.3%	7.4%	(110)	bps
Used vehicle retail	6.5	6.5	—
Finance and insurance	100.0	100.0	—
Aftersales	57.3	55.0	230
Gross profit margin	15.4	15.6	(20)

Unit sales
New vehicle retail	91,990	85,683	7.4%
Used vehicle retail	107,326	102,436	4.8

Average selling price
New vehicle retail	$47,616	$46,848	1.6%
Used vehicle retail	27,198	27,342	(0.5)

Average gross profit per unit
New vehicle retail	$3,016	$3,447	(12.5)%
Used vehicle retail	1,769	1,783	(0.8)
Finance and insurance	1,828	1,811	0.9
Total vehicle(1)	4,164	4,346	(4.2)

Revenue mix
New vehicle retail	47.7%	46.9%
Used vehicle retail	31.8	32.7
Used vehicle wholesale	3.6	3.9
Finance and insurance, net	4.0	4.0
Aftersales	10.7	10.7
Fleet and other	2.2	1.8

Gross Profit Mix
New vehicle retail	19.7%	22.1%
Used vehicle retail	13.5	13.7
Used vehicle wholesale	(0.1)	(0.1)
Finance and insurance, net	25.8	25.5
Aftersales	39.8	37.6
Fleet and other	1.3	1.2

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2025	2024	2025	2024
SG&A as a % of revenue	10.5%	10.8%	10.4%	10.9%
SG&A as a % of gross profit	68.2	69.4	67.5	70.0
Operating profit as a % of revenue	4.3	4.1	4.4	4.0
Operating profit as a % of gross profit	28.2	26.1	28.8	25.6
Pretax margin	3.0	2.7	3.1	2.6
Net profit margin	2.2	2.0	2.3	1.9
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2025	2024	(Decrease)
Revenues
New vehicle retail	$4,166.6	$3,940.7	5.7%
Used vehicle retail	2,658.4	2,683.6	(0.9)
Finance and insurance	345.0	333.6	3.4
Aftersales	913.0	891.5	2.4
Total revenues	8,543.2	8,332.5	2.5

Gross profit
New vehicle retail	$264.9	$290.4	(8.8)%
Used vehicle retail	181.1	180.3	0.4
Finance and insurance	345.0	333.6	3.4
Aftersales	528.0	491.1	7.5
Total gross profit	1,333.7	1,310.0	1.8

Gross margin
New vehicle retail	6.4%	7.4%	(100)	bps
Used vehicle retail	6.8	6.7	10
Finance and insurance	100.0	100.0	—
Aftersales	57.8	55.1	270
Gross profit margin	15.6	15.7	(10)

Unit sales
New vehicle retail	86,964	83,927	3.6%
Used vehicle retail	96,462	96,850	(0.4)

Average selling price
New vehicle retail	$47,912	$46,954	2.0%
Used vehicle retail	27,559	27,709	(0.5)

Average gross profit per unit
New vehicle retail	$3,046	$3,460	(12.0)%
Used vehicle retail	1,877	1,861	0.9
Finance and insurance	1,881	1,845	2.0
Total vehicle(1)	4,301	4,445	(3.2)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended March 31,
	2025
Key Performance by Country	Total Revenue	Total Gross Profit
United States	77.0%	82.7%
United Kingdom	20.2%	15.0%
Canada	2.8%	2.3%

	As of
	March 31,	December 31,	March 31,
Days’ Supply(1)	2025	2024	2024
New vehicle inventory	43	59	44
Used vehicle inventory	45	53	44
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended March 31,
($ in millions)	2025	% (1)	2024	% (1)
Interest and fee income	$94.4	9.4	$77.3	9.0
Interest expense	(48.1)	(4.8)	(47.8)	(5.6)
Total interest margin	$46.3	4.6	$29.5	3.5
Lease income	20.5		15.2
Lease costs	(16.8)		(10.8)
Lease income, net	3.7		4.4
Provision expense	(25.5)	(2.5)	(25.0)	(2.9)
Other financing operations expenses	(12.0)		(10.6)
Finance operations income (loss)	$12.5		$(1.7)

Total average managed finance receivables	$4,062.1		$3,436.6
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2025	December 31, 2024
Cash, restricted cash, and cash equivalents	$430.3	$402.2
Trade receivables, net	1,399.2	1,237.0
Inventories, net	5,749.0	5,911.7
Other current assets	222.2	223.0
Total current assets	$7,800.7	$7,773.9

Property and equipment, net	4,661.5	4,629.9
Finance receivables, net	4,047.5	3,868.2
Intangibles	5,139.6	4,665.8
Other non-current assets	1,830.9	2,184.8
Total assets	$23,480.2	$23,122.6

Floor plan notes payable	4,904.9	4,903.1
Other current liabilities	1,711.8	1,648.0
Total current liabilities	$6,616.7	$6,551.1

Long-term debt, less current maturities	5,961.9	6,119.3
Non-recourse notes payable, less current maturities	2,299.9	2,051.2
Other long-term liabilities and deferred revenue	1,819.5	1,726.9
Total liabilities	$16,698.0	$16,448.5

Equity	6,782.2	6,674.1
Total liabilities and equity	$23,480.2	$23,122.6

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three months ended March 31,
Cash flows from operating activities:	2025	2024
Net income	$211.2	$165.0
Adjustments to reconcile net income to net cash provided by operating activities	146.9	127.0
Changes in:
Inventories	186.4	(183.3)
Finance receivables	(179.1)	(173.8)
Floor plan notes payable	23.3	327.7
Other operating activities	(66.6)	29.8
Net cash provided by operating activities	322.1	292.4
Cash flows from investing activities:
Capital expenditures	(68.7)	(79.6)
Cash paid for acquisitions, net of cash acquired	(84.5)	(1,074.4)
Proceeds from sales of stores	43.2	6.4
Other investing activities	(7.1)	(118.3)
Net cash used in investing activities	(117.1)	(1,265.9)
Cash flows from financing activities:
Net (repayments) borrowings on floor plan notes payable, non-trade	(44.0)	156.1
Net borrowings non-recourse notes payable	254.4	125.9
Net (repayments) borrowings of other debt and finance lease liabilities	(159.7)	201.8
Proceeds from issuance of common stock	5.6	5.7
Repurchase of common stock	(143.4)	(15.0)
Dividends paid	(13.9)	(13.8)
Other financing activity	(72.0)	(15.7)
Net cash (used in) provided by financing activities	(173.0)	445.0
Effect of exchange rate changes on cash and restricted cash	0.3	(3.0)
Change in cash, restricted cash, and cash equivalents	32.3	(531.5)
Cash, restricted cash, and cash equivalents at beginning of period	445.8	972.0
Cash, restricted cash, and cash equivalents at end of period	478.1	440.5

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2025	2024
As reported	$322.1	$292.4
Floor plan notes payable, non-trade, net	(44.0)	156.1
Adjust: finance receivables activity	179.1	173.8
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(9.9)	(71.7)
Adjusted	$447.3	$550.6

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2025
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$952.7	$9.4	$(0.4)	$(0.2)	$—	$961.5
Operating income	406.3	(9.4)	0.4	0.2	—	397.5

Income before income taxes	284.5	(9.4)	0.4	0.2	—	275.7
Income tax (provision) benefit	(73.3)	2.4	(0.1)	—	(1.0)	(72.0)
Net income	$211.2	$(7.0)	$0.3	$0.2	$(1.0)	$203.7
Net income attributable to non-controlling interests	(1.7)	—	—	—	—	(1.7)
Net income attributable to LAD	$209.5	$(7.0)	$0.3	$0.2	$(1.0)	$202.0

Diluted earnings per share attributable to LAD	$7.94	$(0.25)	$0.01	$—	$(0.04)	$7.66
Diluted share count	26.4

	Three Months Ended March 31, 2024
	As reported	Acquisition expenses	Adjusted
Selling, general and administrative	$934.3	$(7.7)	$926.6
Operating income	341.4	7.7	349.1

Income before income taxes	220.6	7.7	228.3
Income tax (provision) benefit	(55.6)	(1.6)	(57.2)
Net income	$165.0	$6.1	$171.1
Net income attributable to non-controlling interests	(1.5)	—	(1.5)
Net income attributable to redeemable non-controlling interest	(0.9)	—	(0.9)
Net income attributable to LAD	$162.6	$6.1	$168.7

Diluted earnings per share attributable to LAD	$5.89	$0.22	$6.11
Diluted share count	27.6

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2025	2024	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$211.2	$165.0	28.0%
Flooring interest expense	57.1	60.7	(5.9)
Other interest expense	65.5	63.6	3.0
Financing operations interest expense	48.1	47.8	0.6
Income tax expense	73.3	55.6	31.8
Depreciation and amortization	63.9	57.8	10.6
EBITDA	$519.1	$450.5	15.2%

Other adjustments:
Less: flooring interest expense	$(57.1)	$(60.7)	(5.9)
Less: financing operations interest expense	(48.1)	(47.8)	0.6
Less: used vehicle line of credit interest	(3.0)	(6.2)	(51.6)
Add: acquisition expenses	0.2	7.7	(97.4)
Less: gain on disposal of stores	(9.4)	—	NM
Add: insurance reserves	0.4	—	NM
Adjusted EBITDA	$402.1	$343.5	17.1%
NM - not meaningful

	As of				%
	March 31,				Increase
Net Debt to Adjusted EBITDA	2025		2024		(Decrease)
Floor plan notes payable	$4,904.9		$4,962.0		(1.2)%
Used and service loaner vehicle inventory financing facility	968.7		912.7		6.1
Revolving lines of credit	1,563.3		1,610.5		(2.9)
Warehouse facilities	768.5		636.0		20.8
Non-recourse notes payable	2,363.7		1,831.5		29.1
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	1,009.7		880.6		14.7
Unamortized debt issuance costs	(24.1)		(30.2)		(20.2)
Total debt	$13,304.7		$12,553.1		6.0%

Less: Floor plan related debt	$(5,873.6)		$(5,874.7)		—%
Less: Financing operations related debt	(3,132.2)		(2,467.5)		26.9
Less: Unrestricted cash and cash equivalents	(234.4)		(264.5)		(11.4)
Less: Marketable securities	(53.7)		—		—
Less: Availability on used vehicle and service loaner financing facilities	(24.3)		(31.7)		(23.3)
Net Debt	$3,986.5		$3,914.7		1.8%

TTM Adjusted EBITDA	$1,617.0		$1,696.0		(4.7)%

Net debt to Adjusted EBITDA	2.47	x	2.31	x
NM - not meaningful